AGREEMENT

                               JUNE 29, 1995




     LoTayLingKyur, Inc. ("LTLK") and Delta Petroleum Corporation ("Delta") agree that, in consideration of the extension until September 1, 1995 of the promissory note from Delta to LTLK in the original principal amount of $100,000, Delta shall issue to LTLK an option to purchase 50,000 shares of Delta common stock at $6.00 per share until September 1, 1997 or 30 days after the effective date of a registration including the shares underlying the option, whichever is later.


                                   LOTAYLINGKYUR, INC.

                              BY:   /s/Mark A. Smith, President


                                   DELTA PETROLEUM CORPORATION

                              BY:   /s/Aleron H. Larson, Jr.